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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 7, 2004, in the Registration Statement (Form S-l No. 333-00000) and related Prospectus of Celldex Therapeutics, Inc. dated April 8, 2004.

/s/ ERNST & YOUNG LLP

MetroPark, New Jersey
April 7, 2004

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CONSENT OF INDEPENDENT AUDITORS